Exhibit 99.1

KKR Prices $500,000,000 of Senior Notes

New York — (BUSINESS WIRE) — June 17, 2019 — KKR & Co. Inc. (“KKR”) (NYSE: KKR) today announced that it has priced an offering of $500,000,000 aggregate principal amount of its 3.750% Senior Notes due 2029 (the “notes”) issued by KKR Group Finance Co. VI LLC, its indirect subsidiary. The notes are to be fully and unconditionally guaranteed by KKR & Co. Inc. and its subsidiaries, KKR Management Holdings L.P., KKR Fund Holdings L.P. and KKR International Holdings L.P.  KKR intends to use the net proceeds from the sale of the notes, together with cash on hand, to redeem in full the $500 million aggregate principal amount outstanding of its 6.375% Senior Notes due 2020 issued by KKR Group Finance Co. LLC and pay the related redemption premium and all fees and expenses related thereto.

The notes will be offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to dividends, tax assets, tax liabilities, assets under management, fee paying assets under management, capital invested, syndicated capital, uncalled commitments, after-tax distributable earnings, fee related earnings, segment EBITDA, core interest expense, cash and short-term investments, book value, and return on equity may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: whether KKR realizes all or any of the anticipated benefits from converting to a corporation and the timing of realizing such benefits; whether there are increased or unforeseen costs associated with the conversion, including any adverse change in tax law; the volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies including the ability to realize the anticipated synergies from acquisitions, strategic partnerships or other transactions; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR's investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. All forward-looking statements speak only as of the date hereof. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long-term and financial results are subject to significant volatility. Additional information about factors affecting KKR can be found in KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 15, 2019, Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on May 3, 2019 and other filings with the SEC, which are available at www.sec.gov.

CONTACT INFORMATION

Investor Relations:	Media Contact:
Craig Larson	Kristi Huller or Cara Major

Tel: +1 (877) 610-4910 (U.S.) / +1 (212) 230-9410	Tel: + 1 (212) 750-8300
investor-relations@kkr.com	media@kkr.com